Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 11, 2012, by and between COMERICA BANK (“Bank”) and SCIENTIFIC LEARNING CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 9, 2012 (as amended from time to time, “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.8       Adjusted Quick Ratio.  Borrower shall maintain a ratio of (I) unrestricted cash and cash equivalents maintained at Bank or at Bank’s affiliates covered by control agreements in form and substance satisfactory to Bank, plus net trade accounts receivable less than 90 days from invoice date to Current Liabilities less non-refundable deferred revenues plus, (to the extent not already included therein) all Indebtedness to Bank, of at least 1.15 to 1.00.  The foregoing covenant shall be measured (i) as of the last day of each month if Advances are outstanding during such month or (ii) as of the last day of each calendar quarter if there were no Advances outstanding during such quarter.”

2.           Section 6.9 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.9       Net Worth.   Borrower shall maintain Net Worth greater than or equal to the following amounts as of the relevant measurement date:

Measuring Period	Minimum Net Worth
May 31, 2012	($4,750,000)
June 30, 2012	($5,250,000)
July 31, 2012, August 31, 2012 and September 30, 2012	($5,750,000)
October 31, 2012	($4,750,000)
November 30, 2012	($4,500,000)
December 31, 2012	($4,000,000)

The foregoing covenant shall be measured (i) as of the last day of each month if Advances are outstanding during such month or (ii) as of the last day of each calendar quarter if there were no Advances outstanding during such quarter.  In addition, Bank and Borrower shall mutually agree to reset the foregoing covenant for the 2013 calendar year.”

3.           Exhibit D to the Agreement hereby is replaced with Exhibit D attached hereto.

4.           No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.           Borrower represents and warrants that the Representations and Warranties contained in the Agreement, as qualified by the Schedule included with this Amendment, are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)           all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SCIENTIFIC LEARNING CORPORATION

By:	/s/ Robert Feller

Title	CFO

COMERICA BANK

By:	/s/ Dennis Rapoport

Title:	VP

[Signature Page to First Amendment to Amended and Restated Loan and Security Agreement]